UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 28, 1998

COMMISSION          REGISTRANT, STATE OF INCORPORATION,       I.R.S. EMPLOYER
FILE NUMBER           ADDRESS AND TELEPHONE NUMBER            IDENTIFICATION NO.

1-1443              CENTRAL AND SOUTH WEST CORPORATION           51-0007707
                    (A Delaware Corporation)
                    1616 Woodall Rodgers Freeway
                    Dallas, Texas 75202-1234
                    (214) 777-1000




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FORWARD LOOKING INFORMATION
This report made by Central and South West Corporation (CSW) and its subsidiaries contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Although CSW and each of its subsidiaries believe that, in making any such statements, their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to: the impact of general economic changes in the U.S. and in countries in which CSW either currently has made or in the future may make investments; the impact of deregulation on the U.S. electric utility business; increased competition and electric utility industry restructuring in the U.S.; the impact of the proposed merger with American Electric Power Company, Inc. (AEP Merger), other merger and acquisition activity, or the inability to consummate the AEP Merger; federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW system assets; timing and adequacy of rate relief; adverse changes in electric load and customer growth; climatic changes or unexpected changes in weather patterns; changing fuel prices, generating plant and distribution facility performance; decommissioning costs associated with nuclear generating facilities; uncertainties in foreign operations and foreign laws affecting CSW's investments in those countries; the effects of retail competition in the natural gas and electricity distribution and supply businesses in the United Kingdom; and the timing and success of efforts to develop domestic and international power projects. In the non-utility area, the aforementioned factors would also apply, and, in addition, would include, without limitation: the ability to compete effectively in new areas, including telecommunications, power marketing and brokering, and other energy related services, as well as evolving federal and state regulatory legislation and policies that may adversely affect those industries generally or the CSW system's business in areas in which it operates.



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ITEM 5.  OTHER EVENTS
     On May 28, 1998 CSW issued a news release, summarizing actions taken by CSW Stockholders to approve the proposed AEP Merger, elect directors and ratify the appointment of Arthur Andersen LLP as CSW's independent public accountants for 1998, a copy of which is attached hereto as an exhibit.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c)  Exhibits.

     Exhibit 99.1     CSW News Release dated May 28, 1998.


SIGNATURES
     Pursuant to the requirements of the Exchange Act, CSW has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CENTRAL AND SOUTH WEST CORPORATION


Date:  June 3, 1998

                                  By:  /S/ LAWRENCE B. CONNORS
                                           Lawrence B. Connors
                                           Controller